                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

              Name                                        State of Incorporation
              ----                                        ----------------------

Mid Penn Bank                                             Pennsylvania


Mid Penn Investment Corp.                                 Delaware


Mid Penn Insurance Services, LLC                          Pennsylvania